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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

EXHIBIT (P)(1)

INVESTMENT COMPANY ACT OF 1940

CODE OF ETHICS

Investment Company Act of 1940

CODE OF ETHICS

While affirming its confidence in the integrity and good faith of all of its officers and trustees, STI Classic Funds and STI Classic Variable Trusts (collectively the "Trusts"), recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of their officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by a Trust, in a position where their personal interest may conflict with that of the Trusts.

In view of the foregoing and in compliance with the provisions of the Investment Company Act of 1940 (the "1940 Act") Rule 17j-1(b)(1) as amended, the Trusts hereby adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

PLEASE NOTE: SECTION II REFERENCES THE DEFINITIONS AS RELATED TO ACCESS PERSONS AND SECTION III REFERENCES THE DEFINITIONS AS RELATED TO INTERESTED PERSONS.

I.   STATEMENT OF PRINCIPLES

The Trusts' primary responsibility has always been and will continue to be the protection of shareholder assets.

The primary responsibility of each of the Trusts' trustees, officers, investment personnel, and designated "access persons" (as defined under Section II(a)(1)) is to carry out his or her duties in an ethical and diligent manner that is designed to comply with all regulations and protect and enhance shareholder assets and relationships. Furthermore, each individual is expected to apply the same principles and moral codes in all personal and social pursuits. Individuals are expected to uphold the highest standards of business and personal integrity at all times and without exception.

Violations of any regulations, policies and procedures, will not be taken lightly and ignorance of the requirements or poor memory retention are insufficient excuses. All violations will be addressed and resolved by senior compliance and business management (as deemed appropriate) as quickly and effectively as possible.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

The Chief Compliance Officer is now held responsible and liable for implementing and supervising policies and procedures. In addition, the SEC and other regulators require proof that any policy or procedure violations carry the appropriate penalty actions. Such actions may include but are not limited to: personal trading restrictions, loss of salary/bonus/general compensation, fines, suspension, termination, criminal and/or civil legal actions.

In recognition of the trust and confidence placed in the Trusts by their shareholders, and to give effect to the Trusts' belief that its operations should be directed to the benefit of its shareholders, the Trusts hereby adopt the following general principles to guide the actions of their trustees, officers, investment personnel, employees and access persons.

          1. The interests of the Trusts' shareholders are paramount, and all Trusts' trustees, officers, investment personnel, access persons and others who are in any way entrusted with the interests of shareholders must conduct themselves and their operations in such a manner that will give maximum effect to these principles by assiduously placing the interests of shareholders before their own.

          2. All Trusts' trustees, officers, investment personnel, access persons and others who are in any way entrusted with the interests of shareholders are required to immediately report any violations of this code to the Chief Compliance Officer.

          3. All Trusts' trustees, officers, investment personnel, access persons and others who are in any way entrusted with the interests of shareholders are required to comply with applicable Federal Securities Laws.

          4. All personal transactions in securities by access persons (as defined under Section II (1)) must be accomplished so as to avoid even the appearance of a conflict of interest with the general interests of the Trusts and their shareholders.

          5. All Trusts' access persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Trusts, or that otherwise bring into question the person's independence or judgment.

          6. Market timing abuse in any/all mutual funds regardless of whether the funds are managed by the Adviser, an Adviser affiliate, or a non-affiliated entity is strictly prohibited.

II.  PERSONAL TRADING RELATED DEFINITIONS FOR ACCESS PERSONS

(a) DEFINITIONS. For purposes of this section:


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(1) ACCESS PERSON means:

(i) Any Advisory Person of a Fund or of a Fund's investment adviser. If an investment adviser's primary business is advising Funds or other advisory clients, all of the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser.

(ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

(2) Beneficial Ownership of a security is generally determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. Any director, officer, general partner or employee of the Fund is considered to have beneficial ownership of securities in which they have any direct or indirect pecuniary interest; which is the opportunity to profit directly or indirectly from a transaction in securities. Thus, you may be deemed to have Beneficial Ownership of securities held by members of your immediate household (i.e., spouse and children), or by certain partnerships, trusts or other arrangements.

(3) Blackout Period is a period during which Access Persons may not execute personal transactions because Adviser is or may be trading in the same or similar securities. Adviser's Blackout Period is three (3) days and applies to Covered Security Transactions. This means no Access Person shall purchase or sell any Covered Security within at least three (3) business days before and after the same security is being purchased or sold on behalf of Clients.

(4) Advisory Person of a Fund or of a Fund's investment adviser means:

(i) Any director, officer, general partner or employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

(ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(5) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

(6) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], The term "Covered Security" is very broad and includes instruments which you may not think of as "securities," such as:

     -    Options on securities, indexes and currencies

     -    Investments on limited partnerships


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     -    Exchange Traded Funds (ETFs), closed end funds, foreign mutual funds and foreign unit trusts

     -    Private investment funds, hedge funds, and investment clubs

     - Proprietary mutual funds which are funds managed by the Adviser or any other SunTrust Banks Inc. (STI) affiliates. The STI Classic Mutual Funds are an example of a proprietary fund.

     - Non-proprietary mutual funds that are advised or sub-advised by the Adviser

The definition for Covered Security does not include:

     -    Direct obligations of the U.S. government (e.g., treasury securities)

     - Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements

     -    Money market funds

     - Shares of open-end mutual funds other than those that are advised or sub-advised by the Adviser

     NOTE: Investments not considered Covered Securities do not need to be reported to the Adviser. However, personal securities accounts which hold or could hold Covered Securities do need to be reported.

(7) Holding Period means that short term trading in all Covered Securities is prohibited for Access Persons. In general, all transactions must be held for a period of sixty (60) days or more. This includes options and futures transactions.

(8) Fund means an investment company registered under the Investment Company
Act.

(9) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

(10) Market Timing is excessive short term trading in mutual funds. Such activities can be detrimental to long-term fund shareholders, and consequently, fund companies must maintain policies and procedures to detect and prevent market timing abuses and other short-term trading.

(11) Private Placement is an offering of stock or bond that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or
Section 4(6) in the Securities Act of 1933. This definition relates to the purchase and/or sale of securities by an Access Person.

(12) Review Officer is an individual selected by the Adviser to administer this code.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(13) Investment Personnel of a Fund or of a Fund's investment adviser means:

(i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

(ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(14) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

(15) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security. (16) Security Held or to be Acquired by a Fund means:

(i) Any Covered Security which, within the most recent 15 days:

(A) Is or has been held by the Fund; or

(B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

(ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(17) Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(c) Code of Ethics--(1) Adoption and Approval of Code of Ethics. (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

(ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Fund's, investment adviser's, or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

(iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph
(c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

(2) Administration of Code of Ethics. (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

(ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

(A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

(3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

(i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d) Reporting Requirements of Access Persons--1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

(i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

(A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(C) The date that the report is submitted by the Access Person.

(ii) Quarterly Transaction Reports. No later than 20 days after the end of a calendar quarter, the following information:

(A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares or the principal amount of each Covered Security involved;

(2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3) The price of the Covered Security at which the transaction was effected;

(4) The name of the broker, dealer or bank with or through which the transaction was effected; and

(5) The date that the report is submitted by the Access Person.

(B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1) The name of the broker, dealer or bank with which the Access Person established the account;

(2) The date the account was established; and

(3) The date that the report is submitted by the Access Person.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(A) The title, number of shares or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C) The date that the report is submitted by the Access Person.

(2) Exceptions from Reporting Requirements. (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

(A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

(B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

(iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

(A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

(B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

(iv) An Access Person to an investment adviser need not make a separate report to the investment adviser under paragraph (d)(1) of this section to the extent the information in the report would duplicate information required to be recorded under Section 275.204-2(a)(13) of this chapter.

(v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(vi) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section with respect to transactions effected pursuant to an Automatic Investment Plan.

(3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

(4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
(d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

(5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under Section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f) Recordkeeping Requirements. (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph
(d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

III. PERSONAL TRADING DEFINITIONS FOR INTERESTED PARTIES AND TRUSTEES

(1) DIRECTOR means any director of a corporation or any person forming similar functions with respect to any organization, whether incorporated or unincorporated, including any natural person who is a member of a board of trustees of a management company created as a common law trust.

(2) INTERESTED PERSON of another person means--

(A) when used with respect to an investment company --

(i) any affiliated person of such company,

(ii) any member of the immediate family of any natural person who is an affiliated person of such company,

(iii) any person or partner or employee of a person (other than a registered investment company) that, at the any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions with, or distributed shares for -

(a) the investment company;

(b) any other investment company having the same adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investment services; or

(c) any account which the investment company's investment adviser has brokerage placement discretion,

(vi) any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to;


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(a) the investment company;

(b) any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

(c) any account for which the investment company's investment adviser has borrowing authority,

(vii) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two years completed fiscal years of such company, a material business or professional relationship with such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such investment company:

Provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) their being a member of its board of directors or advisory board or an owner of its securities, or (bb) their membership in the immediate family of any person specified in clause (aa) of this proviso.

(3) ACCESS PERSON means:

(i) Any Advisory Person of a Fund or of a Fund's investment adviser. If an investment adviser's primary business is advising Funds or other advisory clients, all of the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of a Fund's directors, officers, and general partners are presumed to be Access Persons of the Fund.

a. If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Persons means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

b. An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from other business or businesses.

(ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(4) ADVISORY PERSON of a Fund or of a Fund's investment adviser means:

(i) Any director, officer, general partner or employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

(ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(5) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

(6) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], The term covered security is very broad and includes instruments which you may not think of as "securities," such as:

     -    Options on securities indexes and currencies

     -    Investments on limited partnerships

     - Exchange Traded Funds (ETFs), closed end funds, foreign mutual funds and foreign unit trusts

     -    Private investment funds, hedge funds, and investment clubs

     - Proprietary mutual funds which are funds managed by the Adviser or any other Sun Trust Banks Inc. (STI) affiliate. The STI Classic Mutual Funds are an example of a proprietary fund.

The definition for Covered Security does not include:

     -    Direct obligations of the U.S. government (e.g., treasury securities)

     - Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements

     -    Money market funds

     - Shares of open-end mutual funds other than those that are advised or sub-advised by the Adviser

     NOTE: Investments not considered Covered Securities do not need to be reported to the Adviser. However, personal securities accounts which hold or could hold Covered Securities do need to be reported.

(7) Fund means an investment company registered under the Investment Company
Act.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(8) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

(9) Investment Personnel of a Fund or of a Fund's investment adviser means:

(i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

(ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(10) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

(11) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

(10) Security Held or to be Acquired by a Fund means:

(i) Any Covered Security which, within the most recent 15 days:

(A) Is or has been held by the Fund; or

(B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

(ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

(12) Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.

(c) Code of Ethics--(1) Adoption and Approval of Code of Ethics. (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

(ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Fund's, investment adviser's, or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

(iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph
(c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

(2) Administration of Code of Ethics. (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

(ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

(A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(3) Exception for Principal Underwriters. The requirements of paragraphs (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

(i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

(ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d) Reporting Requirements of Access Persons--1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

(i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

(A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(C) The date that the report is submitted by the Access Person.

(ii) Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, the following information:

(A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3) The price of the Covered Security at which the transaction was effected;

(4) The name of the broker, dealer or bank with or through which the transaction was effected; and

(5) The date that the report is submitted by the Access Person.

(B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1) The name of the broker, dealer or bank with which the Access Person established the account;


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(2) The date the account was established; and

(3) The date that the report is submitted by the Access Person.

(iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(C) The date that the report is submitted by the Access Person.

(2) Exceptions from Reporting Requirements. (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

(A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

(B) A quarterly transaction report under paragraph (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

(iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:

(A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

(B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

(iv) An Access Person to an investment adviser need not make a separate report to the investment adviser under paragraph (d)(1) of this section to the extent the information in the report would duplicate information required to be recorded under Section 275.204-2(a)(13) of this chapter.

(v) An Access Person need not make a
quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access


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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

(vi) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section with respect to transactions effected pursuant to an Automatic Investment Plan.

(3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

(4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
(d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

(5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under Section 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

(e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(f) Recordkeeping Requirements. (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

(A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

(B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph
(d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;


                                       17

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(TRUSCO CAPITAL MANAGEMENT LOGO)                               STI Classic Funds

(D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

(E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

IV. APPLICATION OF RULE 17J-1(B)(1) REQUIREMENTS

It is understood by the Trusts that shareholder assets many be managed and/or serviced by a number of service providers and more than one investment adviser, all of whom may implement different Code of Ethics Standards, Policies and Procedures. Therefore, the Trusts hereby appoint each service provider including all investment advisers and subadvisers with the responsibility of ensuring adequate compliance with the Trusts' Code of Ethics and Rule 17j-1(b)(1), as amended.

Wherever the investment adviser's, (and subadviser's or designated service provider's if/as requested) ethical codes and personal trading policies and procedures exceed the standards required under this Code of Ethics and/or Rule 17j-1(b)(1), applicable individuals will be expected to at all times adhere to the higher standards.

The Trusts require that each investment adviser (and subadviser or designated service provider if/as requested) provide the Trusts' Chief Compliance Officer with Code of Ethics reports no less than quarterly.

All code violations along with violation action assessments and any code or procedure change initiated to deter such activities in the future must be included.

The investment adviser (and subadviser or designated service provider if/as requested) must, as soon as reasonably possible, submit to the Trusts a copy of the entity's Code of Ethics and all material changes as applicable.

No less than annually, the investment adviser (and subadviser or designated service provider if/as requested) must provide a complete current copy of the entity's Code of Ethics.


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